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                                   EXHIBIT 21

                                  NETMED, INC.

                         SUBSIDIARIES OF THE REGISTRANT


                                        STATE OF              PERCENTAGE OF
SUBSIDIARY                           INCORPORATION           SECURITIES OWNED
-----------                          -------------           ----------------

OxyNet, Inc. (1)                         Ohio                      89.7%








(1)   The subsidiary's principal office is located in Columbus, Ohio.